Exhibit (23.1) - Consent for use of accountant's report



          Consent and Report of Independent Certified Public Accountant



We hereby consent to the use in this Registration Statement of our report dated
 .August 28, 2000, related to the consolidated financial statements of Tengtu International Corp. and Subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                                    Moore Stephens, P.C.


New York, New York
November 21, 2000